EXHIBIT 5.2

3700 Canterra Tower
400 Third Avenue SW
Calgary Alberta
Canada T2P 4H2

Main: 403-267-8222
Fax: 403-264-5973

www.macleoddixon.com

June 29, 2010

CONSENT

Cenovus Energy Inc.

Dear Sirs:

RE: Cenovus Energy Inc.

Short Form Base Shelf Prospectus Dated June 29, 2010

Reference is made to the short form base shelf prospectus (the “Prospectus”) forming part of the registration statement on Form F-9 filed by Cenovus Energy Inc. with the U.S. Securities and Exchange Commission.

We hereby consent to the reference to our firm name in the Prospectus under the headings “Legal Matters” and “Enforceability of Civil Liabilities”.

Yours truly,

/s/ Macleod Dixon LLP
Macleod Dixon LLP